SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 25, 2014

CORRUVEN, INC.

(Exact name of registrant as specified in its charter)

Nevada	01-0949620
(State or other jurisdiction of Incorporation)	(IRS Employer Identification Number)

Corruven, Inc.

264 Notre Dame

Kedgwick, New Brunswick E8B 1H9

Canada

(Address of principal executive offices)

(877) 284-3101

(Issuer’s Telephone Number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On July 25, 2014, the Company appointed Mr. Raymond Ouellette to the Board of Directors of the Company.

Raymond Ouellette, Director

Mr. Ouellette is one of our Directors.  Mr. Ouellette founded Novatech Group in 1982 and held the position of President from 1982 to 2011, and has held the position of Chairman from 2011 to present. Novatech Group is a global window and door manufacturing company based in Quebec, Canada with 450 employees, 10 divisions, and sales in North America, Europe, and Africa. From 1978 to 1982, Mr. Ouellette was the General Manager of Unik Industries Ltd, a door and molding manufacturer. From 1974 to 1976, Mr. Ouellette was the General Manager of Industries Philias Flamand Ltd, a window and door manufacturer. From 2009 to present, Mr. Ouellette has sat on the board of PPD Group.  From 2012 to present, he has sat on the board of Norbec and The County of Shefford Agricultural Society.  From 1999 to 2011, he served on the board of Dutailier. He also served on the board of Orientech from 2007 to 2011. Mr. Ouellette graduated with an engineering degree from the Technical University of Nova Scotia (now Dalhousie University) and an MBA from the University of Sherbrooke. Mr. Ouellette brings to our Board significant experience in manufacturing, international sales, and negotiations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: July 28, 2014	CORRUVEN, INC. /s/ Alain Belanger
By: Alain Belanger Its: Chief Executive Officer